Exhibits 32.1 of Form 10-Q of Landbay Inc

18 U.S.C. Section 1350 Certificte of Chief Executive Officer

I, Xiaowei Jin, Chief Financial Officer of Landbay Inc, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1). The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: 11/18/2019

Signature:Xiaowei Jin
Xiaowei Jin, President, on behalf of Landbay Inc(Chief Executive Officer)